Exhibit 10.1

AMENDMENT NO. 2 TO
FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 2 to the Fourth Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of July 31, 2020, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), each of the entities party hereto identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), each of the entities party hereto identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and Wells Fargo Bank, N.A., as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as amended by Amendment No. 1 thereto, dated February 28, 2020, the “Existing Agreement,” and as further amended, modified or supplemented from time to time, including through the date hereof, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are the current parties to the Existing Agreement and they now desire to amend the Existing Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.     Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Existing Agreement.

Section 2.     Amendment. Subject to the terms and conditions set forth herein, the Existing Agreement is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Receivables Purchase Agreement attached as Annex A hereto.

Section 3.     Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a)            Amendment. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b)            Receivables Sale Agreement. The Agent shall have received, on or before the date hereof, an executed copy of Amendment No. 1 to the Receivables Sale Agreement, dated as of the date hereof, by and between Avnet and Seller.

(c)            Purchaser Fee Letter. The Agent, the Seller and each Purchaser shall have received executed counterparts of the Purchaser Fee Letter, duly executed by each of the parties thereto, and all fees due from Seller thereunder on the date hereof shall have been paid.

(d)            Agent Fee Letter. The Agent shall have received an executed counterpart of the Agent Fee Letter, duly executed by the Seller, and all fees due from Seller thereunder on the date hereof shall have been paid.

Amendment No. 2 to

Avnet Receivables Purchase Agreement

(e)            Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each Seller Party contained in the Receivables Purchase Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

(f)            No Amortization Event or Potential Amortization Event. As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

Section 4.      Reallocation of Aggregate Capital among Purchasers. In furtherance of the transactions contemplated by the changes made to Schedule A to the Receivables Purchase Agreement pursuant to Section 2 hereof, each Purchaser Group, to the extent applicable to it, agrees to pay to, or cause to be paid to, Agent the amount necessary to cause the ratio obtained by dividing such Purchaser Group’s outstanding Capital to the Aggregate Capital to be equal to the ratio obtained by dividing such Purchaser Group’s Purchase Limit to the aggregate amount of the Purchase Limits of all Purchaser Groups.

Section 5.      Miscellaneous.

(a)            Effect; Ratification. This Amendment is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Existing Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement or any other instrument or agreement referred to therein. Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Existing Agreement or to the “Receivables Purchase Agreement” shall mean the Existing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b)            Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c)            Costs, Fees and Expenses. Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent).

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Amendment No. 2 to

Avnet Receivables Purchase Agreement

(d)            Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e)            Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f)            GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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Amendment No. 2 to

Avnet Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION,
as Seller

By:	/s/ Kenneth A. Jacobson
Name: Kenneth A. Jacobson
Title: President and Treasurer

AVNET, INC., as Servicer

By:	/s/ Joseph Burke
Name: Joseph Burke
Title: Vice President and Treasurer

Amendment No. 2 to

Avnet Receivables Purchase Agreement

WELLS FARGO BANK, N.A.,
as a Company and as a Financial Institution

By:	/s/ Jonathan Davis
Name: Jonathan Davis
Title: Asst Vice President

WELLS FARGO BANK, N.A.,
as Agent

By:	/s/ Jonathan Davis
Name: Jonathan Davis
Title: Asst Vice President

Amendment No. 2 to

Avnet Receivables Purchase Agreement

TRUIST BANK,
as a Company and as a Financial Institution

By:	/s/ Ileana Chu
Name: Ileana Chu
Title: SVP

Amendment No. 2 to

Avnet Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION, as a
Company and as a Financial Institution

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

Amendment No. 2 to

Avnet Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC,
as a Company

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

THE BANK OF NOVA SCOTIA,
as a Financial Institution

By:	/s/ Doug Noe
Name: Doug Noe
Title: Managing Director

Amendment No. 2 to

Avnet Receivables Purchase Agreement

BANK OF AMERICA, N.A.,
as a Company and as a Financial Institution

By:	/s/ Scott Bell
Name: Scott Bell
Title: SVP

Amendment No. 2 to

Avnet Receivables Purchase Agreement

Annex A

Amendments to Receivables Purchase Agreement

[see attached]

Conformed through Amendment No. 1, dated as of February 28, 2020

Conformed through Amendment No. 2, dated as of July 31, 2020

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

dated as of August 16, 2018

Among

AVNET RECEIVABLES CORPORATION, as Seller,

AVNET, INC., as Servicer,

THE COMPANIES,

THE FINANCIAL INSTITUTIONS,

and

WELLS FARGO BANK, N.A.,
as Agent

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

TABLE OF CONTENTS

Page

Article I PURCHASE ARRANGEMENTS

Section 1.1	Purchase Facility
Section 1.2	Increases
Section 1.3	Decreases
Section 1.4	Payment Requirements

Article II PAYMENTS AND COLLECTIONS
Section 2.1	Payments
Section 2.2	Collections Prior to Amortization
Section 2.3	Collections Following Amortization
Section 2.4	Application of Collections
Section 2.5	Payment Rescission
Section 2.6	Maximum Purchaser Interests
Section 2.7	Repurchase Option
Section 2.8	Release of Lock-Box Arrangements
Section 2.9	Compliance with FATCA

Article III COMPANY FUNDING
Section 3.1	CP Costs
Section 3.2	CP Costs Payments
Section 3.3	Calculation of CP Costs
Section 3.4	Suspension of the LIBO Rate
Section 3.5	Effect of Benchmark Transition Event

Article IV FINANCIAL INSTITUTION FUNDING
Section 4.1	Financial Institution Funding
Section 4.2	Yield Payments
Section 4.3	Selection and Continuation of Tranche Periods
Section 4.4	Suspension of the LIBO Rate
Section 4.5	Effect of Benchmark Transition Event
Section ~~4.5~~4.6	Extension of Liquidity Termination Date

Article V REPRESENTATIONS AND WARRANTIES

Section 5.1	Representations and Warranties of the Seller Parties
Section 5.2	Financial Institution Representations and Warranties

Article VI CONDITIONS OF PURCHASES
Section 6.1	Conditions Precedent to Amendment and Restatement
Section 6.2	Conditions Precedent to All Purchases and Reinvestments

Article VII COVENANTS
Section 7.1	Affirmative Covenants of the Seller Parties
Section 7.2	Negative Covenants of the Seller Parties

Article VIII ADMINISTRATION AND COLLECTION
Section 8.1	Designation of Servicer
Section 8.2	Duties of Servicer
Section 8.3	Collection Notices
Section 8.4	Responsibilities of Seller
Section 8.5	Reports

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Section 8.6	Servicing Fees
Section 8.7	Limited Recourse to Servicer
Section 8.8	Risk Retention Compliance

Article IX AMORTIZATION EVENTS
Section 9.1	Amortization Events
Section 9.2	Remedies

Article X INDEMNIFICATION
Section 10.1	Indemnities by The Seller Parties
Section 10.2	Increased Cost and Reduced Return
Section 10.3	Other Costs and Expenses

Article XI THE AGENT
Section 11.1	Authorization and Action
Section 11.2	Delegation of Duties
Section 11.3	Exculpatory Provisions
Section 11.4	Reliance by Agent
Section 11.5	Non-Reliance on Agent and Other Purchasers
Section 11.6	Reimbursement and Indemnification
Section 11.7	Agent in its Individual Capacity
Section 11.8	Successor Agent

Article XII ASSIGNMENTS; PARTICIPATIONS; DEFAULTING PURCHASERS
Section 12.1	Assignments
Section 12.2	Participations
Section 12.3	Security Interests
Section 12.4	Defaulting Purchasers

Article XIII MISCELLANEOUS
Section 13.1	Waivers and Amendments
Section 13.2	Notices
Section 13.3	Ratable Payments
Section 13.4	Protection of Interests of the Purchasers
Section 13.5	Confidentiality
Section 13.6	Bankruptcy Petition
Section 13.7	Limitation of Liability
Section 13.8	CHOICE OF LAW
Section 13.9	CONSENT TO JURISDICTION
Section 13.10	WAIVER OF JURY TRIAL
Section 13.11	Integration; Binding Effect; Survival of Terms
Section 13.12	Counterparts; Severability; Section References
Section 13.13	Wells Fargo Roles
Section 13.14	Characterization
Section 13.15	Confirmation and Ratification of Terms
Section 13.16	PATRIOT Act and Beneficial Ownership Regulation
Section 13.17	Acknowledgment Regarding any Unsupported QFCs

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RECEIVABLES PURCHASE AGREEMENT

Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Jurisdictions of Organization of the Seller Parties; Locations of Records; Organizational Number(s); Federal Employer Identification Number(s); Other Names
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	[Reserved]
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Contract(s)
Exhibit X	Form of Monthly Report
Exhibit XI	Collateral Description
Exhibit XII	Form of ~~General Electric Entity Designation Notice~~Weekly Report

Schedule A	Commitments
Schedule B	Closing Documents

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ARTICLE I
PURCHASE ARRANGEMENTS

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

Section 1.1      Purchase Facility. Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. During the period from the Initial Closing Date to but not including the Facility Termination Date, in accordance with the terms and conditions set forth herein, each Company may, at its option, instruct the Agent to purchase on behalf of such Company, or if any Company shall decline to purchase, the Agent shall purchase, on behalf of such declining Company’s Related Financial Institutions, Purchaser Interests from time to time in an aggregate amount for all Purchasers not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments.

Section 1.2      Increases. Seller shall provide the Agent and each Purchaser (based solely on contact information provided by the Agent), by 1:00 p.m. (Eastern time) on the date of each Incremental Purchase, with prior written notice in a form set forth as Exhibit II hereto of such Incremental Purchase (a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than the lesser of (i) $~~10,000,000~~5,000,000 and (ii) the unused portion of the Purchase Limit on the applicable purchase date) and date of purchase and, in the case of an Incremental Purchase to be funded by any of the Financial Institutions, the requested Discount Rate. Following its receipt of a Purchase Notice, the Agent will notify each Company of such Purchase Notice no later than 2:00 p.m. (Eastern time) on the date of such Incremental Purchase and the Agent will identify the Companies that agree to make the purchase. If any Company declines to make a proposed Incremental Purchase, Seller may cancel the Purchase Notice as to all Purchasers or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interests that such Company has declined to purchase will be made by such declining Company’s Related Financial Institutions in accordance with the rest of this Section 1.2. If the proposed Incremental Purchase or any portion thereof is to be made by any of the Financial Institutions, the Agent shall send notice of the proposed Incremental Purchase to the applicable Financial Institutions concurrently by telecopier or other electronic transmission specifying (i) the date of such Incremental Purchase, (ii) each Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing and (iii) the requested Discount Rate. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI and the conditions set forth in this Section 1.2, the Companies and/or the Financial Institutions, as applicable, shall deposit, or cause to be deposited, to the Agent Account, in immediately available funds, no later than 3:00 p.m. (Eastern time), an amount equal to (i) in the case of a Company that has agreed to make such Incremental Purchase, such Company’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests of such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing. The Agent shall deposit the amounts received in the Agent Account pursuant to the immediately preceding sentence into an account designated by the Seller (which may be designated by standing instructions) by no later than 4:00 p.m. (Eastern Time) on the date of such Incremental Purchase. The Agent and each Purchaser acknowledge that Seller may designate an account of Originator for the deposit of any such Incremental Purchase for the purpose of satisfying Seller’s purchase price obligations under the Receivables Sale Agreement. Each Financial Institution’s Commitment hereunder shall be limited to purchasing Purchaser Interests that the Company in such Financial Institution’s Purchaser Group has declined to purchase. Each Financial Institution’s obligation shall be several, such that the failure of any Financial Institution to make available to Seller any funds in connection with any purchase shall not relieve any other Financial Institution of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Financial Institution shall be responsible for the failure of any other Financial Institution to make funds available in connection with any purchase. If any Purchaser shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereunder and if Agent has made available to Seller such amount, then each such Purchaser shall be obligated to immediately remit such amount to Agent, together with interest at the Alternative Base Rate plus 2.00% for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Purchaser with respect to amounts owing under this Section 1.2 shall be conclusive, absent manifest error.

FOURTH AMENDED AND RESTATED
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under FATCA or to determine the amount to deduct and withhold from such payment. In the event that a Purchaser does not deliver to the Seller Parties and the Agent the documentation prescribed by applicable law or reasonably requested by the Seller Parties or the Agent, as required under this Section 2.9, the Seller Parties and the Agent shall be authorized to deduct from payments to be made to such Purchaser amounts representing taxes payable by such Purchaser under FATCA, as determined in the sole discretion of the Seller Parties or the Agent, and to remit such amounts to the applicable governmental authorities. For purposes of this Section 2.9, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

ARTICLE III
COMPANY FUNDING

Section 3.1      CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of the Companies for each day that any Capital in respect of any such Purchaser Interest is outstanding.

Section 3.2      CP Costs Payments. On each Settlement Date, Seller shall pay to each Company an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Company for the immediately preceding Accrual Period in accordance with Article II. On or before the third Business Day immediately preceding the Settlement Date for each Purchaser Interest of the Companies, the Agent shall calculate the aggregate amount of accrued and unpaid CP Costs due and payable on the applicable Settlement Date and shall notify Seller of the aggregate amount of accrued and unpaid CP Costs due and payable to each Company on the applicable Settlement Date.

Section 3.3      Calculation of CP Costs. Subject to Section 3.4 and Section 3.5, the CP Costs for any Purchaser Interest held by the Companies shall be the LIBO Rate, and the Agent shall calculate the LIBO Rate applicable to each day in the applicable Accrual Period.

Section 3.4      Suspension of the LIBO Rate ~~If~~. Subject to Section 3.5, if any Company notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Companies in such Company’s Purchaser Group at the LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the LIBO Rate, then the Agent shall suspend the availability of the LIBO Rate for the Companies in such Company’s Purchaser Group and CP Costs for any Purchaser Interest funded by the Companies in such Company’s Purchaser Group shall be the Alternative Base Rate.

Section 3.5      Effect of Benchmark Transition Event.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Seller may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Purchasers and the Seller so long as the Agent has not received, by such time, written notice of objection to such amendment from Purchasers comprising the Required Purchasers. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Purchasers comprising the Required Purchasers have delivered to the Agent written notice that such Required Purchasers accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.5 will occur prior to the applicable Benchmark Transition Start Date.

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

(b)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)            Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Seller and the Purchasers of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Purchasers pursuant to this Section 3.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.5.

(d)            Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for an Incremental Purchase to be made during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request to a request for the funding of any Purchaser Interests at the Alternative Base Rate. During any Benchmark Unavailability Period, the component of the Discount Rate that is based upon LIBOR will not be used in any determination of the Discount Rate.

ARTICLE IV
FINANCIAL INSTITUTION FUNDING

Section 4.1      Financial Institution Funding. The Capital associated with the Purchaser Interests of the Financial Institutions shall accrue Yield for each day during its Tranche Period in accordance with the terms and conditions hereof. Subject to Section 4.4 and Section 4.5, the Discount Rate for the Capital associated with any Purchaser Interests held by the Financial Institutions shall be the LIBO Rate, and the Agent shall calculate the LIBO Rate applicable to each day in the applicable Tranche Period. If any Purchaser Interest of any Company is assigned or transferred to, or funded by, any Funding Source of such Company pursuant to any Funding Agreement or to or by any other Person, each such Purchaser Interest so assigned, transferred or funded shall each be deemed to have a new Tranche Period commencing on the date of any such transfer or funding and the Capital associated therewith shall accrue Yield for each day during the Tranche Period at the Discount Rate for the corresponding Accrual Period (or portion thereof) in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Financial Institution, and with respect to each such Purchaser Interest, the assignee or transferee thereof or lender with respect thereto shall be deemed to be a Financial Institution in the transferring Company’s Purchaser Group solely for the purposes of Sections 4.1, 4.2, 4.3 and 4.4. Notwithstanding the foregoing, any Financial Institution that is also a Company shall continue to receive CP Costs in accordance with Article III rather than Yield in accordance with this Article IV.

Section 4.2      Yield Payments. On the Settlement Date for each Purchaser Interest of each Financial Institution, Seller shall pay to each Financial Institution an aggregate amount equal to all accrued and unpaid Yield for the entire Tranche Period of each Purchaser Interest funded by such Financial Institution. On or before the third Business Day immediately preceding the Settlement Date for each Purchaser Interest of the Financial Institutions, the Agent shall calculate the aggregate amount of accrued and unpaid Yield due and payable on the applicable Settlement Date and shall notify Seller of the aggregate amount of accrued and unpaid Yield due and payable to each Financial Institution on the applicable Settlement Date.

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Section 4.3      Selection and Continuation of Tranche Periods.

(a)            Prior to the Amortization Date, each Tranche Period will commence on the first day of each Accrual Period, or in the event a Financial Institution acquires any Purchaser Interest, on the date of such acquisition. On and after the Amortization Date, the applicable Financial Institution shall select the Business Day on which any Tranche Period will commence.

(b)            Seller or the applicable Financial Institution, upon notice to and consent by the other received at least three Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests by subdividing the associated Capital for such Purchaser Interest into smaller amounts of Capital, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche by combining the associated Capital for such Purchaser Interests or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends by combining the associated Capital for such Purchaser Interests; provided that in no event may a Purchaser Interest of any Purchaser be combined with a Purchaser Interest of any other Purchaser.

Section 4.4      Suspension of the LIBO Rate. ~~If~~Subject to Section 4.5, if any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group at the LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the LIBO Rate, then the Agent shall suspend the availability of the LIBO Rate for the Financial Institutions in such Financial Institution’s Purchaser Group and the Discount Rate for any Purchaser Interest funded by the Financial Institutions in such Financial Institution’s Purchaser Group shall be the Alternative Base Rate.

Section 4.5      Effect of Benchmark Transition Event. The terms of Section 3.5 are incorporated by reference into this Article IV mutatis mutandis, substituting references to “Section 3.5” with “Section 4.5,” and shall be applicable to each Financial Institution.

Section ~~4.5~~4.6      Extension of Liquidity Termination Date.

(a)            Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to the Agent (each such notice an “Extension Notice”) at least 60 days prior to the Liquidity Termination Date then in effect. After the Agent’s receipt of any Extension Notice, the Agent shall promptly advise each Financial Institution of such Extension Notice. Each Financial Institution may, in its sole discretion, by a revocable notice (a “Consent Notice”) given to the Agent on or prior to the 30th day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Liquidity Termination Date; provided, however, that, except as provided in Section ~~4.5~~4.6(b), such extension shall not be effective with respect to any of the Financial Institutions if any one or more Financial Institutions: (i) notifies the Agent during the Consent Period that such Financial Institution either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to the Agent within the Consent Period (each Financial Institution that does not wish to consent to such extension or wishes to revoke its prior Consent Notice or fails to respond to the Agent within the Consent Period is herein referred to as a “Non-Renewing Financial Institution”). If none of the events described in the foregoing clause (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect. The Agent shall promptly notify Seller of any Consent Notice or other notice received by the Agent pursuant to this Section ~~4.5~~4.6(a).

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(b)            Upon receipt of notice from the Agent pursuant to Section ~~4.5~~4.6(a) of any Non-Renewing Financial Institution or that the Liquidity Termination Date has not been extended, one or more of the Financial Institutions (including any Non-Renewing Financial Institution) may proffer to the Agent and the Company in such Non-Renewing Financial Institution’s Purchaser Group the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Financial Institution. Provided the proffered name(s) are acceptable to the Agent and the Company in such Non-Renewing Financial Institution’s Purchaser Group, the Agent shall notify the remaining Financial Institutions of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1 and the Commitment of each Non-Renewing Financial Institution shall be reduced to zero. If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Financial Institution are not assigned as contemplated by this Section ~~4.5~~4.6(b) (each such Non-Renewing Financial Institution whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Financial Institution”) and at least one Financial Institution is not a Non-Renewing Financial Institution, the then existing Liquidity Termination Date shall be extended for an additional 364 days; provided, however, that (i) the Purchase Limit shall be reduced on the Liquidity Provider Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability of each Terminating Financial Institution as of such date and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Company Purchase Limit of each Company shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Company’s Purchaser Group and (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Liquidity Provider Termination Date applicable to such Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3), all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

(c)            Any requested extension may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section ~~4.5~~4.6, the Commitment of each Financial Institution shall be reduced to zero on the Liquidity Termination Date. Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of all of the Purchaser Interests of such Financial Institution all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution prior to its termination as a Financial Institution.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1      Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself (and not as to any other Seller Party), as of the Amendment Date and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a)            Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure of the Servicer to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

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(b)            Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c)            No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)            Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)            Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, except for actions, suits or proceedings (i) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) that have been publicly disclosed in any periodic report or other filing made by such Seller Party pursuant to, and in full conformity with the requirements of, the Securities Exchange Act of 1934, as amended. In addition to the foregoing, there are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened against or affecting the Receivables, the Related Security or any Transaction Document, in or before any court, arbitration or other body. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

(f)            Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)            Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. As of the Second Amendment Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

(h)            Use of Proceeds. No proceeds of any purchase hereunder will be used by the Seller Parties (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board

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of Governors of the Federal Reserve System from time to time ~~or~~, (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended or (iii)  for any purpose in contravention of any Law or of any Transaction Document.

(i)            Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(j)            Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in all of Seller’s right, title and interest in, to and under each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

(k)            Jurisdiction of Organization and Locations of Records. The jurisdiction of organization of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.1(h) and/or Section 13.4(a) has been taken and completed. Seller’s organizational number assigned to it by its jurisdiction of organization and Seller’s Federal Employer Identification Number are correctly set forth on Exhibit III. Seller has not changed its corporate structure or its jurisdiction of organization since the Initial Closing Date except in accordance with Section 7.2(a). Seller is a Delaware corporation and is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in the State of Delaware). Servicer is a New York corporation and is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in the State of New York).

(l)            Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event, in each case, that is or remains in effect from and after the Amendment Date. Seller has taken all steps necessary to ensure that the Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all its Collection Accounts and Lock-Boxes.

(m)            Material Adverse Effect. (i) The initial Servicer represents and warrants that since July 2, 2017, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since July 2, 2017, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

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(v)            Aggregate Capital. Seller has determined that, immediately after giving effect to each purchase hereunder, the Aggregate Capital is no greater than 100% of the amount equal to (i) the Net Receivables Balance, minus (ii) the Required Reserves.

(w)            Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis of the sale of Receivables by Originator to Seller.

(x)            Sanctions. Neither the Seller Parties, nor any of their respective Subsidiaries, nor, to the knowledge of the Seller Parties or their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative of the Seller Parties or their respective Subsidiaries, is an individual or entity that is (i) currently the subject or target of any Sanctions ~~or~~, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (iii) 10% or more owned by an individual or entity that is on a list described in immediately preceding clause (ii) or (iv) located, organized or resident in any ~~country or territory to the extent that such country or territory itself is the subject of any country-wide Sanction~~Designated Jurisdiction.

(y)            ~~PATRIOT Act~~Anti-Terrorism and Anti-Corruption Laws. To the extent applicable, each Seller Party and its Subsidiaries (i) is in compliance, in all material respects, with the Patriot Act. and (ii) has conducted its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar Anti-Corruption Laws in other jurisdictions. Each Seller Party and its Subsidiaries have instituted and maintained reasonable and customary policies and procedures designed to promote and achieve compliance with such laws in all material respects.

Section 5.2      Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and the Company in such Financial Institution’s Purchaser Group that:

(a)            Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b)            No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

(c)            Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder, except that has already been received.

(d)            Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or

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which Originator has a security interest or other interest arising in connection with the sale of merchandise or the rendering of services by the business previously conducted by businesses acquired by Originator in an Excluded Acquisition shall not be recorded as part of general ledger category “company code US10” until such time, if any, as such indebtedness or other obligations are originated, serviced and collected in a manner substantially similar to the Receivables.

(q)            Anti-Terrorism and Anti-Corruption Laws; Sanctions. Each Seller Party will conduct its businesses in compliance in all material respects with the Patriot Act, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar Anti-Corruption Laws in other jurisdictions and maintain in effect and enforce policies and procedures designed to ~~ensure~~promote and achieve compliance by it ~~and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions~~with such laws.

Section 7.2      Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself (and not as to any other Seller Party), that:

(a)            Name Change, Jurisdiction of Organization, Corporate Structure, Offices and Records. Such Seller Party will not change its name, identity, jurisdiction of organization or corporate structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate any office where Records are kept unless it shall have: (i) given the Agent at least 45 days’ prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

(b)            Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligors to make payments to another existing Collection Account.

(c)            Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)            Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of its Receivables, Related Security or Collections, or upon or with respect to any Contract under which any of its Receivables arise, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator.

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(e)            Aggregate Capital. Other than in compliance with Section 2.6, at no time prior to the Amortization Date shall Seller permit the Aggregate Capital to be greater than 100% of the amount equal to (i) the Net Receivables Balance, minus (ii) the Required Reserves.

(f)            Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)            Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

(h)            Anti-Terrorism and Anti-Corruption Laws; Sanctions. Seller shall not, directly or indirectly, sell any Purchaser Interest, and it will not knowingly use or procure for the use of Seller, Avnet or any of Avnet’s Subsidiaries, the proceeds of the sale of any Purchaser Interest to fund any activities of or business with any individual or entity, or in any ~~Sanctioned Country~~Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity ~~of~~(including any individual or entity participating in the transactions contemplated by this Agreement, whether as Agent, Financial Institution, Purchaser, or otherwise) of Sanctions. Seller shall not, directly or indirectly, knowingly use or procure for the use of Seller, Avnet or any of Avnet’s Subsidiaries, the proceeds of the sale of any Purchaser Interest for any purpose which would breach the Patriot Act, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or Anti-Corruption Laws. in other jurisdictions..

ARTICLE VIII
ADMINISTRATION AND COLLECTION

Section 8.1      Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Avnet is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent (on behalf of the Purchasers) may, and at the direction of the Required Purchasers shall, at any time after the occurrence of any Amortization Event, designate as Servicer any Person to succeed Avnet or any successor Servicer.

(b)            Without the prior written consent of the Agent and the Required Purchasers, Avnet shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies or law firms, taking action in connection with collection activities, in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Avnet. If at any time the Agent shall designate as Servicer any Person other than Avnet, all duties and responsibilities theretofore delegated by Avnet to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Avnet and to Seller.

(c)            Notwithstanding the foregoing subsection (b), (i) Avnet shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder (unless a successor servicer has been designated by the Agent pursuant to Section 8.1 hereof) and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Avnet in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give

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(f)            Any payment by an Obligor in connection with any Receivables in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3      Collection Notices. The Agent is authorized at any time after the occurrence of any Amortization Event to date and to deliver to the Collection Banks the Collection Notices. The Agent agrees to notify Seller promptly after the delivery of such Collection Notices to the Collection Banks. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the dominion and control and “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, each Collection Account and the amounts on deposit therein. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller. The Agent agrees that after delivery of a Collection Notice, the Collection Banks may continue to provide or otherwise make available to Seller and the Servicer copies of all correspondence or other mail which will be sent directly to the Agent subsequent to the delivery of such Collection Notice pursuant to the Collection Account Agreements.

Section 8.4      Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5      Reports. The Servicer shall prepare and forward to the Agent (and upon receipt thereof the Agent will forward the same to each Company or its designee) (i) by 2:00 p.m. (Eastern time) on the 10th Business Day following the last day of each fiscal month of the Servicer ~~and at such times as the Agent or the Required Purchasers shall request~~, a Monthly Report (which shall include a work sheet calculating the Net Receivables Balance and the amount of Eligible Receivables), (ii) by 2:00 p.m. (Eastern time) on the third Business Day of each calendar week ~~(other than a calendar week in which a Monthly Report is required to be delivered pursuant to clause (i) of this sentence)~~ following any calendar week during which at any time the Weekly Reporting Condition existed, a Weekly Report with respect to such preceding calendar week and (iii) at such times as the Agent or the Required Purchasers shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. Upon the Servicer’s request, the Agent may, in its sole discretion, grant an extension of three (3) Business Days to the time by which the Monthly Report is due under the preceding clause (i) or the time by which the Weekly Report is due under preceding clause (ii); provided, however, the Agent shall automatically grant the Servicer’s first three such extension requests in any 12-month period.

Section 8.6      Servicing Fees. In consideration of Avnet’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Avnet shall continue to perform as Servicer hereunder, Seller shall pay over to Avnet a fee (the “Servicing Fee”) on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1/12 of 1% per annum (in an aggregate amount equal to 1% per annum) of the average Net Receivables Balance during such period, as compensation for its servicing activities.

Section 8.7      Limited Recourse to Servicer. Purchasers shall have no recourse to Servicer for any amounts due hereunder, other than those specifically provided` to be paid by Servicer hereunder and under the other Transaction Documents, including, without limitation, for amounts payable pursuant to Section 10.1(b) hereof.

Section 8.8      Risk Retention Compliance. The Servicer agrees to comply with the requirements of all applicable risk retention laws, including the Capital Requirements (Risk Retention) of the CRR, such that (a) it shall retain a net economic interest in the Receivables in an amount at least equal to 5% of the aggregate Outstanding Balance of the Receivables, (b) it shall not change the manner in which it retains such net economic interest except

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(iii)            any Seller Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e)            Seller shall fail to comply with the terms of Section 2.6 hereof.

(f)            As of the end of the fiscal month covered by the most recent Monthly Report required to be delivered pursuant to Section 8.5 hereof, the three-month rolling average of the Delinquency Ratio Trigger shall exceed the Applicable Delinquency Ratio Threshold, or the three-month rolling average of the Dilution Ratio Trigger shall exceed the Applicable Dilution Ratio Threshold, or the three-month rolling average of the Loss Ratio Trigger shall exceed the Applicable Loss Ratio Threshold.

(g)            A Change of Control shall occur.

(h)            ~~(i) the “Consolidated Interest Coverage Ratio” (as defined in the Credit Agreement) as of the end of any period of four fiscal quarters of Avnet shall be less than 3.00 to 1.00 or (ii) the “Consolidated Leverage Ratio” (as defined in the Credit Agreement) at any time shall be greater than 4.00 to 1.00.~~[Reserved].

(i)            (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for 30 consecutive days without a stay of execution.

(j)            The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur; or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

(k)            This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

Section 9.2      Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Purchasers shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) with prior written notice to the Servicer (except as provided in the following proviso), declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC (or any comparable law), all of which rights shall be cumulative.

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its future obligations hereunder. The operation of this Section 12.4 shall not be construed to increase or otherwise affect the Commitment of any Purchaser, to relieve or excuse the performance by such Defaulting Purchaser or any other Purchaser of its duties and obligations hereunder, or to relieve or excuse the performance by any Seller Party of its duties and obligations hereunder to the Agent or to the Purchasers other than to such Defaulting Purchaser. Any failure by a Defaulting Purchaser to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Purchaser of this Agreement and shall entitle Seller, at its option, upon written notice to the Agent, to arrange for a substitute Purchaser Group to assume the Commitment of such Defaulting Purchaser’s Purchaser Group, such substitute Purchaser Group to be reasonably acceptable to the Agent. In connection with the arrangement of such a substitute Purchaser Group, (i) the Defaulting Purchaser’s Purchaser Group shall have no right to refuse to be replaced hereunder and (ii) the Company in the Defaulting Purchaser’s Purchaser Group shall have no right to consent to the assignment in respect of such Defaulting Purchaser. In such circumstance, the Defaulting Purchaser’s Purchaser Group agrees to execute and deliver a completed Assignment Agreement in favor of the substitute Purchaser (and agrees that it shall be deemed to have executed and delivered such documentation if it fails to do so), subject only in each case to being paid its share of the outstanding Obligations (but not any fee (other than the Used Fee) payable under clause (i) of Section 2.1 during such time as the Purchaser was a Defaulting Purchaser); provided, that any such assumption of the Commitment of such Defaulting Purchaser shall not be deemed to constitute a waiver of any of the other Purchasers’ or any Seller Party’s rights or remedies against any such Defaulting Purchaser arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 12.4 and any other provision contained in this Agreement or any other Transaction Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 12.4 shall control and govern.

ARTICLE XIII
MISCELLANEOUS

Section 13.1     Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)            No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b) or in accordance with Sections 3.5 or 4.5. Each Company, Seller and the Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i)            without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share, any Company’s Pro Rata Share, any Financial Institution’s Commitment or any Company’s Company Purchase Limit (other than, to the extent applicable, pursuant to Section ~~4.5~~4.6 or the terms of any Funding Agreement), (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 13.1(b) or Section 2.6, Section ~~4.5~~4.6 or Section 13.6, (F) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent, the Purchasers or the Financial Institutions, (G) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, or (H) amend or modify any defined term

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Existing Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

(d)            The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Existing Agreement immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.

Section 13.16      PATRIOT Act and Beneficial Ownership Regulation. Each Purchaser that is subject to the requirements of the ~~USA~~ Patriot Act ~~(Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”)~~ hereby notifies the Seller Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Seller Parties, which information includes, among other things, the name and address of the Seller Parties and other information that will allow such Purchasers to identify such parties in accordance with the Patriot Act. In addition, the Agent and each Purchaser shall have the right to periodically conduct reasonable due diligence on the Seller, its senior management and legal and beneficial owners. Each Seller Party agrees to cooperate in respect of the conduct of such reasonable due diligence and further agrees that the reasonable costs and charges for any such due diligence by the Agent shall constitute Indemnified Amounts for which the Agent is the Indemnified Party. Each of the Seller Parties agrees to provide the Agent and each Purchaser, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

Section 13.17      Acknowledgment Regarding any Unsupported QFCs . To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Purchaser or Agent shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 13.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(SIGNATURE PAGES FOLLOW)

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~~BRANCH BANKING AND TRUST COMPANY~~TRUIST BANK,
as a Company and as a Financial Institution

By:
Name:
Title:

~~S~~
Address:	~~Branch Banking and Trust Company~~Mail Code GA-ATL-3950
~~200 West 2nd St.~~
3333 Peachtree Rd. NE, 10th Floor East
~~Winston-Salem, NC 27101~~Atlanta, GA 30326
Attention:	Ileana Chu
Tel:	(~~336~~404) ~~733~~439-~~2389~~7369
Fax:	(~~336~~404) ~~733~~926-~~2327~~5100
Email:	~~dwmiller@bbandt~~STRH.AFG@SunTrust.com

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~~SUNTRUST BANK,~~
~~as a Company and as a Financial Institution~~

~~By:~~
~~Name:~~
~~Title:~~

~~Address:~~	~~SunTrust Bank~~
~~3333 Peachtree Road, NE, 10th Floor~~
~~Atlanta, Georgia 30326~~
~~Attention: David Hufnagel~~
~~Tel:~~	~~(404) 439-7697~~
~~Fax:~~	~~(404) 495-2170~~
~~Email:~~	~~agency.services@suntrust.com~~
~~strh.afg@suntrust.com~~

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BANK OF AMERICA, N.A.,
as a Company and as a Financial Institution

By:
Name:
Title:

Address:	Bank of America, N.A.
NC2-109-02-02
13510 Ballantyne Corporate Place
Charlotte, NC 28277
Attention:	Willem Van Beek / Chris Hayes
Tel.:	(980) 683-4585
Fax:	(704) 409-0588
Email:	willem.van_beek@bofa.com
christopher.hayes@bofa.com

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EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“61-to-90–Day Receivable” means a Receivable which by its terms is due and payable between 61 and 90 calendar days of the original billing date therefor.

“91-to-120–Day Receivable” means a Receivable which by its terms is due and payable between 91 and 120 calendar days of the original billing date therefor.

“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder with respect to each Company means the period from (and including) the date of the initial purchase by such Company hereunder to (and including) the last day of the calendar month thereafter.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Financial Institution” has the meaning specified in Section 12.1(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Account” means the deposit account from time to time designated by the Agent to the Purchasers as the “Agent Account.”

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve and the Servicing and Yield Reserve.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018, as amended by Amendment No. 1 thereto, dated as of ~~the First~~February 28, 2020, and Amendment ~~date~~No. 2 thereto, dated as of July 31, 2020, and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

“Alternative Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the

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Alternative Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Amendment Date” has the meaning set forth in the preamble to this Agreement.

“Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (ii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iii) the date which is 30 Business Days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, (iv) the Facility Termination Date and (v) the Business Day specified in a written notice from the Agent following the failure to obtain the Required Rating within 60 days following delivery of a Ratings Request to Seller and the Servicer.

“Amortization Event” has the meaning specified in Article IX.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Delinquency Ratio Threshold” means 8.50%.

“Applicable Dilution Ratio Threshold” means 5.00%.

“Applicable Loss Ratio Threshold” means 7.00%.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Authorized Officer” means, with respect to any Person, its president, vice president, corporate controller, treasurer or chief financial officer.

“Avnet” has the meaning set forth in the preamble to this Agreement.

“Base Dilution Component” means, on any date, an amount equal to the Base Dilution Factor multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Base Dilution Factor” means the average of the monthly Dilution Ratios occurring during the 12 most recent fiscal months multiplied by the Dilution Horizon Factor.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Seller giving due consideration to

(i)            any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body; or

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(ii)           any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(i)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(ii)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(i)            a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(ii)            a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(iii)            a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Purchasers, as applicable, by notice to the Seller, the Agent (in the case of such notice by the Required Purchasers) and the Purchasers.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Sections 3.5 and 4.5 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Sections 3.5 and 4.5.

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with Sections 3.5 and 4.5 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Sections 3.5 and 4.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Broken Funding Costs” means for any Purchaser Interest which (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned, transferred or funded pursuant to a Funding Agreement or otherwise transferred or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Accrual Period or Tranche Periods (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Canadian Receivable” means a Receivable the Obligor of which, if a natural person, is a resident of Canada or, if a corporation or other business organization, is organized under the laws of Canada or any political subdivision thereof and has its chief executive office in Canada.

“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or any Purchaser which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Requirements (Risk Retention)” means Sections 404 through 410 of the CRR, as supplemented by Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014 and any related regulatory guidance, but excluding Section 407 of the CRR and Commission Delegated Regulation (EU) No 602/2014 of June 4, 2014 relating to additional risk weights imposed by reason of the negligence or omission of the applicable institution that is subject to such regulatory regime.

“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of voting stock of the Servicer or (ii) Avnet shall cease to own 100% of the outstanding equity interest in Seller, free and clear of any Adverse Claim.

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“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible or (iv) which has been identified by Seller as uncollectible.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 13.14(b).

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

“Collection Account Agreement” means each agreement, in form and substance satisfactory to the Agent, among the Seller, the Servicer (if applicable), the Agent and a Collection Bank, governing the terms of the related Collection Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes of any Company issued by such Company in the commercial paper market.

“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller to the extent that the Company in its Purchaser Group declines to purchase such Purchaser Interests, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section ~~4.5~~4.6) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Purchase Limit” means, for each Company, the purchase limit of such Company with respect to the purchase of Purchaser Interests from Seller, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Company’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including Section ~~4.5~~4.6(b)) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

“Concentration Component” means, on any date, an amount equal to the Concentration Factor multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Concentration Factor” means ~~10.0~~12.5%.

“Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Eligible Receivables owed by any single Obligor and any Affiliates of such Obligor (if any), the concentration limit determined as follows:

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for Obligors who have (or, if the Obligor is not rated, whose parent entity has) short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

Level	Rating	Concentration Limit
Level 1	A-1+/P-1 or AA-/Aa3	~~20.0~~15.000%
Level 2	A-1/P-1 or A/A2	~~15.0~~12.500%
Level 3	A-2/P-2 or BBB+/Baa1	~~10.0~~6.250%
Level 4	A-3/P-3 or BBB-/Baa3	~~5.00~~4.167%
Level 5	Non-Rated/Not Investment Grade	~~2.50~~2.500%

; provided, however, that (i) if any Obligor (or, if the Obligor is not rated, its parent entity) has a split rating, (x) if the ratings differ by one level, then the level for the higher of such ratings will apply and (y) if there is a split in ratings of more than one level, then the level that is one level lower than the level of the higher rating will apply ~~and~~; (ii) upon Seller’s request from time to time, the Purchasers, in their sole discretion, may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Purchaser upon not less than five Business Days’ written notice to Seller and the Agent~~.~~; and (iii) commencing on July 31, 2020, Sanmina Corporation shall be an Obligor with a Special Concentration Limit of 5.00% until such time as such Special Concentration Limit is cancelled by any Purchaser in accordance with the preceding clause (ii).

“Consent Notice” has the meaning set forth in Section ~~4.5~~4.6(a).

“Consent Period” has the meaning set forth in Section ~~4.5~~4.6(a).

“Consenting Party” has the meaning set forth in Section 10.2(c).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“CP Company” means a Company that funds Incremental Purchases through the issuance of Commercial Paper.

“CP Costs” means with respect to any Purchaser Interest of a Company for any day, an amount equal to the product of the applicable Discount Rate for such Purchaser Interest multiplied by the Capital of such Purchaser Interest for such day, divided by 360.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012, as amended from time to time.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 28, 2018, among Avnet, Inc., certain subsidiaries as borrowers, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer ~~and (i) with respect to Section 9.1(h) of this Agreement, without giving effect to any amendment, restatement, waiver, release, supplementation, cancellation, termination or other modification thereof; and (ii) with respect to all other Sections of this Agreement~~, after giving

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effect to any amendment, restatement, waiver, release, supplementation, cancellation, termination, renewal, extension, replacement, refinancing or other modification thereof.

“Credit and Collection Policy” means the collection policies and practices relating to Contracts and Receivables summarized in Exhibit VIII hereto, as modified from time to time in accordance with the Receivables Sale Agreement and this Agreement.

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1,000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.00% above the Alternative Base Rate.

“Default Ratio” means an amount (expressed as a percentage) equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables that were unpaid for 91 days or more (but less than 121 days) after the original due date as of the last day of the fiscal month then most recently ended and (B) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables during such fiscal month divided by (ii) the aggregate Outstanding Balance of Receivables originated during the fiscal month that is the fourth fiscal month prior to the fiscal month then most recently ended.

“Defaulted Receivable” means a Receivable (i) as to which any payment, or part thereof, remains unpaid for 91 calendar days or more from the original due date for such payment or (ii) that becomes a Charged-Off Receivable prior to 91 calendar days after the original due date.

“Defaulting Purchaser” means any Purchaser that (a) has failed to (i) fund all or any portion of any Incremental Purchase required to be made by it within two Business Days of the date such Incremental Purchase was required to be funded hereunder, or (ii) pay to the Agent or any other Purchaser any other amount required to be paid by it hereunder within two Business Days of the date when such other amount is due, (b) has notified the Agent or the Seller in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Agent or Seller, to confirm in writing to the Agent and Seller that it will comply with its purchase obligations hereunder (provided, that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon receipt of such written confirmation by the Agent and Seller) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any insolvency proceeding or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Purchaser or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser. Any determination by the Agent that a Purchaser is a Defaulting Purchaser under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser upon delivery of written notice of such determination to Seller and each other Purchaser; provided, that to the extent a Purchaser ceases to be a Defaulting Purchaser, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller Parties while that Purchaser was a Defaulting Purchaser.

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“Delinquency Ratio Trigger” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Obligor” means an Obligor indicated by the Agent to Seller in writing.

“Dilution Horizon Factor” means, at any time, a percentage equal to (i) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the three fiscal month period then most recently ended, divided by (ii) the aggregate Outstanding Balance of all Non-Delinquent Receivables at the end of the fiscal month period then most recently ended.

“Dilution Percentage” means, as of any date of determination, a percentage calculated in accordance with the following formula:

DP = [(SF x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF

where:

DP	=	the Dilution Percentage;
SF	=	the Stress Factor;
ADR	=	the average of the monthly Dilution Ratios occurring during the 12 most recent fiscal months;
HDR	=	the highest average three-month Dilution Ratio occurring during the 12 most recent calendar months; and
DHF	=	the Dilution Horizon Factor at such time.

“Dilution Ratio” means, at any time, a percentage equal to (i) the aggregate amount of Dilutions, less the amount of such Dilutions for which the related Receivables are rebilled to the Obligor, which occurred during the fiscal month period then most recently ended, divided by (ii) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the fiscal month that is the third fiscal month prior to the fiscal month then most recently ended.

“Dilution Ratio Trigger” means, at any time, a percentage equal to (i) the aggregate amount of Dilutions, less the amount of such Dilutions for which the related Receivables are rebilled to the Obligor, which occurred during the fiscal month period then most recently ended, divided by (ii) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the fiscal month period three months prior to the month then most recently ended.

“Dilution Reserve” means, on any date, an amount equal to the Dilution Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.

“Discount Rate” means the LIBO Rate or the Alternative Base Rate, as applicable with respect to each Purchaser Interest.

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“Early Opt-in Election” means the occurrence of:

(i)            (a) a determination by the Agent or (b) a notification by the Required Purchasers to the Agent (with a copy to the Seller) that the Required Purchasers have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.5 or Section 4.5, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(ii)            (a) the election by the Agent or (b) the election by the Required Purchasers, to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Seller and the Purchasers or by the Required Purchasers of written notice of such election to the Agent.

“Electing Party” has the meaning set forth in Section 10.2(c).

“Eligible Receivable” means, at any time, a Receivable:

(i)            the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency, provided that (x) a Government Receivable that otherwise would be an Eligible Receivable under this definition but for this clause (i) shall be an Eligible Receivable to the extent that the aggregate Outstanding Balance of all such Government Receivables does not exceed 2% of the aggregate Outstanding Balance of all Receivables; (y) a Canadian Receivable that otherwise would be an Eligible Receivable under this definition but for this clause (i) shall be an Eligible Receivable to the extent that the aggregate Outstanding Balance of all such Canadian Receivables does not exceed 5% of the aggregate Outstanding Balance of all Receivables and (z) a Foreign Receivable that otherwise would be an Eligible Receivable under this definition but for this clause (i) shall be an Eligible Receivable to the extent that the aggregate Outstanding Balance of all such Foreign Receivables does not exceed 12.5% of the aggregate Outstanding Balance of all Receivables,

(ii)           the Obligor of which is not the Obligor of any Defaulted Receivables which, in the aggregate constitute more than 50% of all Receivables of such Obligor,

(iii)          which is not a Charged-Off Receivable or a Delinquent Receivable,

(iv)          which by its terms is due and payable either (A) in the case of Receivables other than Honeywell Long-Term Receivables, within 120 calendar days of the original billing date therefor or (B) in the case of Honeywell Long-Term Receivables, between 121 and 150 calendar days of the original billing date therefor, and, in each case, has not had its payment terms extended.

(v)           which is an “account” within the meaning of the UCC of all applicable jurisdictions,

(vi)          which is denominated and payable only in United States dollars in the United States,

(vii)         which arises under a Contract in substantially the form of or containing comparable basic provisions as one of the form contracts set forth on Exhibit IX hereto, or if such form contracts are modified in any material respect, the Seller Parties will use reasonable efforts to give prior written notice of and provide a copy of such modified Contract to the Agent prior to its use, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii)        which arises under a Contract which does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

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(ix)           which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of merchandise or the provision of services by Originator,

(x)            which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xi)           which satisfies all applicable requirements of the Credit and Collection Policy,

(xii)          which was generated in the ordinary course of Originator’s business,

(xiii)         which arises solely from the sale of goods or the provision of services, to the related Obligor by Originator, and not by any other Person (in whole or in part),

(xiv)        as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

(xv)         which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator or any other Adverse Claim, and the Obligor thereon holds no right as against Originator to cause Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

(xvi)        as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

(xvii)       all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Excluded Acquisition” means any direct or indirect acquisition of any business by Originator consummated on or after January 1, 2010.

“Excluded Receivable” means all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of merchandise or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto:

(i)            the account debtor for which is Intelbras S.A. Industria de Telecomunicacao Eletronica Brasileira and such indebtedness or other obligation was originated after December 30, 2016;

(ii)            the account debtor for which is 3M Company and such indebtedness or other obligation was originated after October 31, 2017;

(iii)          the account debtor for which is ~~a~~ General Electric ~~Entity and such indebtedness or other obligation was originated after the applicable~~Company or any other direct or indirect Subsidiary or Affiliate of General Electric ~~Exclusion Date; or~~Company (including, without limitation, GE Aviation; GE Healthcare Japan Corporation; GE Healthcare; GE OEC Medical Systems, Inc.; GE Sensing EMEA Unlimited Company; GE Healthcare Europe GmbH; GE Medical Systems; Baker Hughes Company; GE Consumer & Industrial; GE MDS LLC; Reuter Stokes Inc.; GE Hangwei Medical Systems Company, Ltd.; Bently Nevada, Inc.; Inspection Technologies; GE Healthcare Bio-Science Corp; General Electric Co; GE Technology Infrastructure; GE Healthcare Canada; GE Commercial Materials S de RL de CV; GE Global Research; GE Ultrasound Korea Limited; GE Energy Control Solutions Inc.; General Electric International, Inc.; and GE Lighting Solutions LLC); or

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(iv)          which both (a) arises in connection with the sale of merchandise or the rendering of services by the business previously conducted by any businesses acquired by Originator in an Excluded Acquisition and (b) is not recorded or maintained in Avnet’s consolidated general ledger accounting records as part of general ledger category “company code US10” (other than any Receivables previously coded under “company code US10” that have been coded under any other category without the Agent’s prior written consent).

Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Excluded Receivable separate from an Excluded Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Excluded Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Existing Agreement” means the Original Agreement, as amended, restated or otherwise modified, including pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of February 27, 2017 (as amended prior to the date hereof), among the Seller Parties, Agent, in its capacities as a company, financial institution and agent, and the companies and financial institutions from time to time party thereto.

“Extension Notice” has the meaning set forth in Section ~~4.5~~4.6(a).

“Facility Termination Date” means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” (11 U.S.C. §§ 101 et seq.) as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (Eastern time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means each of (i) the letter agreement relating to the payment of fees to Agent, dated as of ~~August 16~~July 31, ~~2018~~2020, between Seller and the Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, (ii) the letter agreement relating to the payment of fees of the Purchasers, dated as of ~~August 16~~July 31, ~~2018~~2020, among Seller and the Purchasers, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time and (iii) any other fee letter or similar letter agreement relating to the payment of fees to any of the Purchasers entered into among Seller, the Purchasers party thereto and/or any agent or agents acting on behalf of any such Purchasers, as any such fee letter or letter agreement may be amended, restated, supplemented or otherwise modified and in effect from time to time.

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“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Institutions” has the meaning set forth in the preamble in this Agreement.

~~“First Amendment Date” means February 28, 2020.~~

“Foreign Receivable” means a Receivable (other than a Canadian Receivable) the Obligor of which, if a natural person, is a resident of any member country in the Organization for Economic Co-operation and Development (other than the United States) (each such member country, a “Specified OECD Country”) or, if a corporation or other business organization, is organized under the laws of a Specified OECD Country or any political subdivision thereof and has its chief executive office in a Specified OECD Country or the United States.

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Company.

“Funding Source” means with respect to any Company (i) such Company’s Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Company.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

~~“General Electric Entity Designation Notice” means a notice substantially in the form attached hereto as Exhibit XII that has been delivered by Originator and Seller to Agent and acknowledged by Agent.~~

~~“General Electric Entity” means (i) General Electric Company; GE Aviation; GE Healthcare Japan Corporation; GE Healthcare; GE OEC Medical Systems, Inc.; GE Sensing EMEA Unlimited Company; GE Healthcare Europe GmbH; GE Medical Systems; Baker Hughes Company; GE Consumer & Industrial; GE MDS LLC; Reuter Stokes Inc.; GE Hangwei Medical Systems Company, Ltd.; Bently Nevada, Inc.; Inspection Technologies; GE Healthcare Bio-Science Corp; General Electric Co; GE Technology Infrastructure; GE Healthcare Canada; GE Commercial Materials S de RL de CV; GE Global Research; GE Ultrasound Korea Limited; GE Energy Control Solutions Inc.; General Electric International, Inc.; and GE Lighting Solutions LLC and (ii) any other direct or indirect subsidiary or affiliate of General Electric Company who has been designated as a “General Electric Entity” pursuant to a General Electric Entity Designation Notice.~~

~~“General Electric Exclusion Date” means, with respect to (i) each of the entities identified in clause (i) of the definition of “General Electric Entity,” the First Amendment Date, and (ii) any direct or indirect subsidiary or affiliate of General Electric Company identified in a General Electric Entity Designation Notice, the General Electric Exclusion Date specified in such General Electric Entity Designation Notice.~~

“Government Receivable” means a Receivable the Obligor of which is the United States federal government, a state or local government, a governmental subdivision of the United States federal government or of a state or local government, or an agency of the United States federal government or of a state or local government. For the purposes of this definition the phrase “state or local government” means a state or local government of a state, city or municipality located within the fifty states of the United States or the District of Columbia.

“HMT” means Her Majesty’s Treasury of the United Kingdown.

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“Honeywell Long-Term Receivable” means a Receivable, the Obligor of which is Honeywell International Inc. (or a Subsidiary of Honeywell International Inc.), and which by its terms is due and payable within 121 and 150 calendar days of the original billing date therefor; provided, that any Receivable that has had its payment terms extended shall not constitute, or shall no longer constitute, a Honeywell Long-Term Receivable.

“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Indemnified Amounts” has the meaning set forth in Section 10.1(a).

“Indemnified Party” has the meaning set forth in Section 10.1(a).

“Independent Director” means a member of the Board of Directors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, Originator, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Initial Closing Date” means June 28, 2001.

“Laws” has the meaning set forth in the Credit Agreement.

“LIBO Rate” means a rate equal to the sum of LMIR and the Used Fee.

~~“Liquidity Provider Termination Date” has the meaning set forth in Section 2.2.~~

~~“Liquidity Termination Date” means August 19, 2020.~~

“LIBOR” or “LMIR” means, for each day, the greater of (a) 0% per annum, and (b) the one-month Eurodollar Rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Liquidity Provider Termination Date” has the meaning set forth in Section 2.2.

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“Liquidity Termination Date” means July 30, 2021.

“Lock-Box” means each locked postal box with respect to which a bank that has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Long-Term Debt” means, at any time, in respect of Avnet, any publicly-held senior unsecured debt obligations outstanding at any such time with a maturity more than one year after the date of any determination hereunder.

“Loss Horizon Factor” means, at any time, a percentage equal to (i) (x) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the four fiscal month period then most recently ended, plus (y) 50% of the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the fourth fiscal month preceding the fiscal month then most recently ended, divided by (ii) the aggregate Outstanding Balance of all Non-Delinquent Receivables at the end of the fiscal month then most recently ended.

“Loss Percentage” means, at any time, a percentage calculated in accordance with the following formula:

LP = SF x LHF x LR

where:

LP	=	the Loss Percentage;
SF	=	the Stress Factor;
LHF	=	the Loss Horizon Factor; and
LR	=	the highest three month rolling average of the Default Ratios occurring during the 12 most recent fiscal months.

“Loss Reserve” means, on any date, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Loss Ratio Trigger” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables at such time, divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum, without duplication, of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, plus (ii) the Receivables Term Excess Concentration Amount.

“Non-Defaulting Purchaser” means each Purchaser other than a Defaulting Purchaser.

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“Non-Delinquent Receivables” means, at any time, the aggregate Outstanding Balance of all Receivables that are not Delinquent Receivables.

“Non-Renewing Financial Institution” has the meaning set forth in Section ~~4.5~~4.6(a).

“Obligations” has the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Agreement” means the Receivables Purchase Agreement, dated as of the Initial Closing Date, among the Seller Parties, Bank One, NA (Main Office Chicago), in its capacities as a financial institution and agent, and Preferred Receivables Funding Corporation, in its capacity as a company.

“Originator” means Avnet, Inc., in its capacity as seller under the Receivables Sale Agreement.

“Other Servicer Collected Funds” means any cash collections, other cash proceeds or other amounts deposited, credited or funded to any Collection Account, to the extent such cash collections, other cash proceeds or other amounts do not constitute Collections.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.

“Patriot Act” ~~has the meaning set forth in Section 13.16~~means the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by the Agent.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Pro Rata Share” means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions in such Financial Institution’s Purchaser Group, adjusted as necessary to give effect to the application of the terms of Section ~~4.5~~4.6 and (b) for each Company, a percentage equal to (i) the Company Purchase Limit of such Company, divided by (ii) the aggregate amount of all Company Purchase Limits of all Companies hereunder.

“Purchase Limit” means $~~500,000,000~~450,000,000, as such amount may be modified in accordance with the terms of Section ~~4.5~~4.6(b).

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of (A) 100% of the amount equal to (1) the Net Receivables Balance on the applicable purchase date,

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(~~vii~~viii)     all proceeds of any of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Purchasers” means, at any time, collectively, the Financial Institutions with Commitments in excess of 66-2/3% of the aggregate Commitments and the Companies with Company Purchase Limits in excess of 66-2/3% of the aggregate amount of all Company Purchase Limits of all Companies hereunder; provided, that Commitments of any Financial Institutions and the Company Purchase Limits of any Companies that are Defaulting Purchasers or in the Defaulting Purchaser’s Purchaser Group shall be disregarded in the determination of the Required Purchasers.

“Required Rating” has the meaning set forth in Section 10.2(c).

“Required Reserve Floor” means, on any date, the sum of the Concentration Component, the Base Dilution Component, and the Servicing and Yield Reserve.

“Required Reserves” means the greater of (i) the Required Reserve Floor and (ii) the Aggregate Reserves.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Servicer or its Affiliates in reimbursement of actual management services performed).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc.

~~“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any country-wide Sanctions.~~

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) ~~the Office of Foreign Assets Control of the U.S. Department of the Treasury~~OFAC, the U.S. Department of Commerce~~,~~ or the U.S. Department of State~~,~~ or (b) the United Nations Security Council, the European Union or ~~Her Majesty's Treasury of the United Kingdom~~HMT.

“Second Amendment Date” means July 31, 2020.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing and Yield Reserve” means, on any date, an amount equal to 2% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Servicing Fee” has the meaning set forth in Section 8.6.

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“Settlement Date” means (i) prior to the Amortization Date, the 20th calendar day of each month (and if such day is not a Business Day, then the next Business Day) and (ii) on and after the Amortization Date, any Business Day selected by the Agent.

“SOFR”with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Special Concentration Limit” has the meaning set forth in the definition of “Concentration Limit.”

“Stress Factor” means a number equal to ~~2.00~~2.25.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Terminating Commitment Amount” means, with respect to (i) any Terminating Financial Institution that is a Related Financial Institution for a CP Company, an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section ~~4.5~~4.6(b)) of such Terminating Financial Institution, divided by, 102% and (ii) each other Terminating Financial Institution, an amount equal to the Commitment.

“Terminating Commitment Availability” means, with respect to:

(i) any Terminating Financial Institution that is a Related Financial Institution for a CP Company, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section ~~4.5~~4.6(b)) of such Terminating Financial Institution, divided by, 102%, minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution; and

(ii) each other Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section ~~4.5~~4.6(b)) of such Terminating Financial Institution, minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution .

“Terminating Financial Institution” has the meaning set forth in Section ~~4.5~~4.6(b).

“Termination Percentage” has the meaning set forth in Section 2.2.

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution, (i) prior to the occurrence of the Amortization Date, a period commencing on (A) if the Financial Institution acquired the related Purchaser Interest during an Accrual Period, the date during such Accrual Period on which such Financial Institution acquired such Purchaser Interest and (B) otherwise, on the first day of each Accrual Period, and in each case, ending on the final day of such Accrual Period and (ii) following the occurrence of the Amortization Date, a period commencing and ending on the Business Days selected by the applicable Financial Institution.

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“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Fee Letters, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Used Fee” has the meaning set forth in the fee letter described in clause (ii) of the definition of “Fee Letter.”

“Weekly Report” means a report, in ~~form and substance acceptable to the Agent~~substantially the form of Exhibit XII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

“Weekly Reporting Condition” means that either (i) the rating of Avnet’s Long-Term Debt is lower than ~~BBB-~~BB+ by S&P and lower than ~~Baa3~~Ba1 by Moody’s or (ii) no rating for Avnet’s Long-Term Debt is available from either Moody’s or S&P.

“Wells Fargo” means Wells Fargo Bank, N.A., in its individual capacity and its successors.

“Wells Fargo Roles” has the meaning set forth in Section 13.13.

“Yield” means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for such Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360-day basis.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All section references herein to the UCC shall include all successor sections under any subsequent version or amendment to any Article of the UCC.

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EXHIBIT XII

FORM OF WEEKLY REPORT

The [attached][below] Weekly Report is a true and accurate accounting pursuant to the terms of the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), by and among Avnet Receivables Corporation (the “Seller”), Avnet, Inc. (the “Servicer”), the Purchasers party thereto and Wells Fargo Bank, N.A., as agent for such Purchasers, and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or through the end date covered by such Weekly Report or as of the date of this certificate, except as set forth below.

By:
Name:
Title:

End Date of Weekly Report:	_/_/20__

	Ending Net Receivables	$[ ]

Less:
	Total Ineligible Receivables (From most recent Monthly Report)	$[ ]

	Outstanding Balance of all Eligible Receivables	$[ ]

Less:
	Total Excess Concentrations (From most recent Monthly Report)	$[ ]

	Net Receivables Balance	$[ ]

Less:
	Required Reserve ($) (From most recent Monthly Report)	$[ ]

	Available for Funding	$[ ]

	Capital Outstanding	$[ ]

	Available/Reduction Amount	$[ ]

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~~EXHIBIT XII~~

~~GENERAL ELECTRIC ENTITY NOTICE OF DESIGNATION~~

~~[Letterhead]~~

~~[Date]~~

~~Wells Fargo Bank, N.A.,~~

~~as Agent~~

~~1100 Abernathy Rd. NE, 16th Floor~~

~~Atlanta, GA 30328~~

~~Q:                                           GENERAL ELECTRIC ENTITY NOTICE OF DESIGNATION~~

~~This General Electric Entity Notice of Designation (this “Notice”) is approved and executed by each of the undersigned as of the date set forth above.~~

~~Reference is made to (a) the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), by and among Avnet Receivables Corporation, a Delaware corporation (the “Seller”), Avnet, Inc., as Servicer, and the Financial Institutions and the Companies from time to time party thereto, and Wells Fargo Bank, N.A., as Agent and (b) the Second Amended and Restated Receivables Sale Agreement, dated as of August 16, 2018 (as amended, restated, supplemented or otherwise modified from time to time the “Receivables Sale Agreement”), between Avnet, Inc., as Originator, and Seller, as buyer. Unless defined in this Notice, capitalized terms used in this Notice shall have the meanings assigned to such terms in the Receivables Purchase Agreement, and if not defined therein, in the Receivables Sale Agreement.~~

~~Each of the undersigned hereby notifies you that each entity identified below shall be a General Electric Entity for all purposes under the Transaction Documents on and after the specified General Electric Exclusion Date, and accordingly, any Receivables owed by such General Electric Entity originated after such General Electric Exclusion Date shall not be sold under the Receivables Sale Agreement and shall not constitute Collateral under the Receivables Purchase Agreement.~~

~~General Electric Entity~~	~~Originator~~	~~General Electric Exclusion Date~~
~~[__]~~	~~[Avnet, Inc.]~~	~~[__]~~

~~[Signature Page Follows]~~

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~~IN WITNESS WHEREOF, this Notice has been approved and executed by the undersigned as of the date first above written.~~

~~AVNET RECEIVABLES CORPORATION, as Seller and Buyer~~

~~By:~~
~~Name:~~
~~Title:~~

~~AVNET, INC., as Servicer and Originator~~

~~By:~~
~~Name:~~
~~Title:~~

~~[SIGNATURES OF ADDITIONAL ORIGINATORS TO BE ADDED, AS AND IF APPLICABLE]~~

~~ACKNOWLEDGED:~~

~~WELLS FARGO BANK, N.A., as Agent~~

~~By:~~
~~Name:~~
~~Title:~~

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SCHEDULE A

COMMITMENTS, COMPANY PURCHASE LIMITS
AND RELATED FINANCIAL INSTITUTIONS

Commitments of Financial Institutions

Financial Institution	Commitment
Wells Fargo Bank, National Association	$150,000,000
Truist Bank ~~(formerly known as Branch Banking and Trust Company)~~	$~~125,000,000~~75,000,000
The Bank of Nova Scotia	$76,500,000
PNC Bank, National Association	$75,000,000
~~Truist~~ Bank ~~(as successor-by-merger to SunTrust Bank)~~of America, N.A.	$75,000,000

Company Purchase Limits and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Related Financial Institution(s)
Wells Fargo Bank, National Association	$150,000,000	Wells Fargo Bank, National Association
Truist Bank ~~(formerly known as Branch Banking and Trust Company)~~	$~~125,000,000~~75,000,000	Truist Bank ~~(formerly known as Branch Banking and Trust Company)~~
Liberty Street Funding LLC	$75,000,000	The Bank of Nova Scotia
PNC Bank, National Association	$75,000,000	PNC Bank, National Association
~~Truist~~ Bank ~~(as successor-by-merger to SunTrust Bank)~~of America, N.A.	$75,000,000	~~Truist~~ Bank ~~(as successor-by-merger to SunTrust Bank)~~of America, N.A.